CERTIFICATE OF AMENDMENT

                                     TO THE

                              CERTIFICATE OF TRUST

                                       OF

                                    BOB TRUST

     This Certificate of Amendment to the Certificate of Trust of BOB Trust (the "Trust"), a statutory trust registered under the Investment Company Act of 1940, as amended, is being executed as of the 30th day of June, 2003 for the purpose of amending the name of the Trust pursuant to the Delaware Statutory Trust Act (12 Del. C. ss. 3801 et seq.) (the "Delaware Act"). The Trust's Certificate of Trust was filed in the Office of the Secretary of State of the State of Delaware on April 21, 2003.

     The undersigned hereby certify as follows:

     FIRST: The name of the Trust is hereby changed from "BOB Trust" to "Optimum Fund Trust."

     SECOND: This Certificate of Trust shall become effective upon filing in the Office of the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned, being the initial trustees, have executed this Amendment to the Certificate of Trust this 30th day of June, 2003 in accordance with Section 3811(a) of the Delaware Act.


                                         /s/ Mark S. Casady
                                         -------------------------------
                                         Mark S. Casady, as Trustee

                                         /s/ David K. Downes
                                         -------------------------------
                                         David K. Downes, as Trustee